NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000


Pricing Supplement No. 0189 Dated March 18, 1998              Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and             File number: 33-63097
Prospectus Supplement dated January 08, 1998)

Senior Medium-Term Notes, Series G
Due Nine Months or More From Date of Issue

Principal Amount:                        	  	$   16,221,000.00
Issue Price:                 	100.0000%     	$   16,221,000.00
Commission or Discount:      	  1.0000%     	$      162,210.00
Proceeds to Company:         	 99.0000%     	$   16,058,790.00

Agent:                         	PaineWebber Incorporated, as Principal

Original Issue Date:           	March 23, 1998
Stated Maturity Date:          	March 23, 2038

Cusip #:                       	63858R-EX-5

Form:                           Book entry only

Interest Rate:                  Floating

Daycount Convention:	           30/360

Base rate:                      LIBOR Telerate Page 3750

Index maturity:                 30 days

Spread:                         -5.0 bps

Initial Interest Rate:           5.63359%

Interest Reset Period:         	Monthly, commencing on April 23, 1998

Interest Reset Dates:           23rd of each month

Interest Determination Date:    Two London Banking Days preceding the Reset
                             			Date

Interest Payment Dates:         23rd of March, June, September and
                            				December, commencing on June 23, 1998

May the Notes be redeemed by the company prior to maturity?            No

May the notes be repaid prior to maturity at the option of the holder?
                                                               Yes (See Below)

The notes will be subject to repayment at the option of the holder on the following repayment dates and following prices, plus accrued interest thereon, if any, upon at least 30 calendar days prior notice.

                 		Repayment Date		                      			Price
                 		March 23, 2008			                      		99.00%
                 		March 23, 2011	                      				99.50%
                 		March 23, 2014				                      	99.75%
                 		March 23, 2017 and on each third
                 		anniversary thereafter to maturity    		100.00%

Discount Note?                                                   No